EXHIBIT 23.1
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                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement of Signature Eyewear, Inc. on Form S-8 (File No. 33-48109) of our report dated April 5, 2002 (except for Note 7, which is as of July 30, 2002), on our audits of the consolidated financial statements and financial statement schedule of Signature Eyewear, Inc. as of October 31, 2001, and for each of the two years in the period ended October 31, 2001, which report is incorporated by reference in this Annual Report on Form 10K.


/s/ Altschuler, Melvoin and Glasser LLP
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ALTSCHULER, MELVOIN AND GLASSER LLP


Los Angeles, California
July 30, 2003